UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

Global Brokerage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34986	27-3268672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street, FL 50 New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 897-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Global Brokerage, Inc. (the “Company”) previously reported that it intends, by the end of the 2017 calendar year, to initiate the steps to deregister its Class A common stock, par value $0.01 (the “Common Stock”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to terminate its duty to file periodic reports with the Securities and Exchange Commission (the “SEC”), such as quarterly and annual reports. Accordingly, on December 6, 2017, the Board of Directors of the Company made the determination to delist the Common Stock from The NASDAQ Capital Market (the “Exchange”) and to deregister the Common Stock under the Exchange Act. On December 8, 2017, the Company notified The NASDAQ Stock Exchange of its intention to voluntarily delist the Common Stock from the Exchange. The Company intends to file a Form 25, Notification of Removal from Listing under Section 12(b) of the Securities Exchange Act of 1934, with the Securities and Exchange Commission (the “SEC”) on December 19, 2017, notifying the SEC of delisting from the Exchange. Trading on the Exchange will cease after market close on December 28, 2017.

A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference in this Item 3.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated December 8, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Brokerage, Inc.

Date: December 8, 2017	By:	/s/ David S. Sassoon
David S. Sassoon
General Counsel